UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2005

Trimeris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23155	56-1808663
(Commission File Number)	(IRS Employer Identification No.)

3500 Paramount Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

(919) 419-6050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2005, Trimeris, Inc. (the “Company”) entered into a letter agreement with Roche Laboratories, Inc. (“Roche”) amending appendix D of the Development and License Agreement between Trimeris and Roche dated July 1, 1999. Pursuant to the letter agreement, the parties have agreed upon their respective contributions towards the 2005 budget for North American selling and marketing expenses for Fuzeon and to cap the total 2005 marketing spend. Notwithstanding the parties’ intended cap on the marketing spend, either party may, in its sole discretion, spend more than the agreed upon amount, but that party will be financially liable for any amount spent in excess of such agreed upon amount. The letter agreement also provides that the Company will take the lead on the development and implementation of certain specified marketing projects.

The Letter Agreement is attached to this Form 8-K as Exhibit 99.1 and it is incorporated by reference as if fully set forth herein. The foregoing description of the letter agreement is qualified in its entirety by reference to such Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	*	Letter Agreement between Trimeris, Inc. and Roche Laboratories Inc., dated May 12, 2005.

*	Confidential treatment has been requested as to certain portions of the exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ STEVEN D. SKOLSKY
Steven D. Skolsky
Chief Executive Officer

Dated May 12, 2005